Exhibit 2.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption") is made as of April __, 2001, by and between RW HOTEL INVESTMENT ASSOCIATES, L.L.C., a Delaware limited liability company ("Assignor"), and RIDGEWOOD GEORGIA, INC., a Georgia corporation formerly known as Ridgewood Hotels, Inc. ("Assignee").

                                    RECITALS:

     A. Assignor and Assignee are members of RW Louisville Hotel Investors, LLC, a Delaware limited liability company (the "Company"), which is currently governed by that certain operating agreement captioned "AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF RW LOUISVILLE HOTEL INVESTORS, LLC, a Delaware limited liability company", dated as of May 13, 1998 (the "Operating Agreement"), by and between Assignor and Assignee. Unless otherwise set forth herein, all capitalized terms used herein shall have the meaning set forth for the same in the Operating Agreement.

     B. Assignor and Assignee are parties to that certain Membership Interest Security Agreement (the "Security Agreement"), made as of June 2, 1998, by Assignor and Assignee, as Debtor thereunder, in favor of Louisville Hotel, LLC ("Lender"), as Creditor thereunder.

     C. Assignor and Assignee are the Maker of that certain  Secured  Promissory
Note in the amount of $3,623,690 in favor of Lender, as Holder thereunder (the "Note").

     D. Assignor desires to assign its entire membership interest (the "Membership Interest") in the Company to Assignee, and Assignee desires to assume such Membership Interest, subject to the terms of this Assignment and Assumption.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignment; Withdrawal. Assignor unconditionally assigns, conveys, transfers and sets over the Membership Interest to Assignee. This Assignment and Assumption constitutes the assignment by Assignor to Assignee of the entirety of Assignor's interest in and to the Company, and accordingly, Assignor hereby withdraws as a member in the Company as of the date hereof.

     2. Assumption. Assignee hereby accepts the assignment of the Membership Interest, and assumes the performance of all obligations attendant to the Membership Interest, including, without limitation, the performance of all obligations pursuant to the Security Agreement, the Note, and all other loan documents executed in relation thereto.

     3. Continuation of Lender's Security Interest. The Security Agreement and the Note shall remain in full force and effect. Assignee hereby assumes all of Assignor's obligations



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pursuant  to the  Security  Agreement,  the Note,  and all other loan  documents executed in relation thereto.

     4. Binding Effect. This Assignment and Assumption shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.

     5. Governing Law. This Assignment and Assumption shall be construed and enforced in accordance with the internal laws of the State of Delaware (without regard to conflicts of law).

     6. No Third Party Beneficiaries. Nothing in this Assignment and Assumption, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective successors and assigns.

     7. As Is. This Assignment and Assumption is being delivered on an "As Is" basis, without any representations or warranties whatsoever, express or implied.

     8. Counterparts. This Assignment and Assumption may be executed in multiple counterparts, all of which when taken together shall be deemed to constitute one instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment and Assumption as of the day, month and year first above written.

                           ASSIGNOR:

                           RW HOTEL INVESTMENT ASSOCIATES, L.L.C.,
                           a Delaware limited liability company

                           By: FARALLON CAPITAL MANAGEMENT, L.L.C.,
                               a Delaware limited liability company
                               Manager

                           By: /s/ Richard B. Fried
                               ---------------------------------------------
                               Richard B. Fried, Managing Member

                           ASSIGNEE:

                           RIDGEWOOD GEORGIA, INC.
                           a Georgia corporation

                           By: /s/ Henk Evers
                               ---------------------------------------------
                           Name: Henk Evers, President



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                                     JOINDER

     The undersigned, LOUISVILLE HOTEL, LLC, a Delaware limited liability company ("Lender"), hereby consents to the assignment by Assignor of its Membership Interest in the Company to Assignee, and to the assumption by Assignee of such Membership Interest, pursuant to the terms of that certain assignment and assumption captioned "ASSIGNMENT AND ASSUMPTION AGREEMENT", dated as of March 10, 2000 (the "Assignment and Assumption"), to which this joinder ("Joinder") is attached.

     For the benefit of Assignor, the Lender hereby agrees that Assignor has no further obligations under the Security Agreement, the Note, and all other loan documents executed in relation thereto.

     The foregoing is not intended to limit the liability of the Assignee under the Security Agreement, the Note, and all other loan documents executed in relation thereto.

     IN WITNESS WHEREOF, Lender has executed and delivered this Joinder as of the day, month and year first above written.

                           LENDER:

                           LOUISVILLE HOTEL, LLC,
                           a Delaware limited liability company

                           By: Ridgewood Hotels, Inc.,
                               a Delaware corporation
                               Its Manager


                           By: /s/ Henk Evers
                               --------------------------------------------
                           Name: Henk Evers
                           Title: President